As filed with the Securities and Exchange Commission on May 6, 2011

Registration No. 333-153203

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Maui Land & Pineapple Company, Inc.

(Exact name of registrant as specified in its charter)

Hawaii	99-0107542
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Haliimaile Road, Makawao, Maui, Hawaii 96768

(808) 877-3351

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Warren H. Haruki

Chief Executive Officer

870 Haliimaile Road, Makawao, Maui, Hawaii 96768

(808) 877-3351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Ivey, Esq.

Ryan C. Wilkins, Esq.

Stradling Yocca Carlson & Rauth,

a Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, California  92660

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Maui Land & Pineapple Company, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3, Registration No. 333-153203 (the “Registration Statement”), pertaining to the registration of 1,432,836 shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of senior secured convertible notes (the “Convertible Notes”).

On August 3, 2010, the Company repurchased all of the then outstanding Convertible Notes.  None of the shares of Common Stock were issued under the Convertible Notes prior to the repurchase of the Convertible Notes.  Accordingly, all of the 1,432,836 shares of Common Stock remain unsold.

Pursuant to the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the Common Stock being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Common Stock that remains unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Makawao, Maui, State of Hawaii, on May 5, 2011.

By:	/s/ WARREN H. HARUKI
Warren H. Haruki
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Post-Effective Amendment No. 1 to the Registration Statement in the capacities and on that date indicated.

Signature	Title	Date

/s/ WARREN H. HARUKI	Chief Executive Officer and	May 5, 2011
Warren H. Haruki	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ TIM T. ESAKI	Chief Financial Officer	May 5, 2011
Tim T. Esaki	(Principal Financial Officer)

/s/ ADELE H. SUMIDA	Controller & Secretary (Principal	May 5, 2011
Adele H. Sumida	Accounting Officer)

/s/ STEPHEN M. CASE	Director	May 5, 2011
Stephen M. Case

/s/ DAVID A HEENAN	Director	May 5, 2011
David A. Heenan

/s/ KENT T. LUCIEN	Director	May 5, 2011
Kent T. Lucien

/s/ DUNCAN MACNAUGHTON	Director	May 5, 2011
Duncan MacNaughton

/s/ FRED E. TROTTER III	Director	May 5, 2011
Fred E. Trotter, III

/s/ ARTHUR C. TOKIN	Director	May 5, 2011
Arthur C. Tokin

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